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                                                                    EXHIBIT 11.0
                         EARNINGS PER SHARE COMPUTATION
                      UTILIZING THE TREASURY STOCK METHOD
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                                      QUARTER ENDED JUNE 30,           YEAR ENDED JUNE 30,
                                                  ------------------------------  ------------------------------
                                                       1995            1994            1995            1994
                                                  --------------  --------------  --------------  --------------
Proceeds upon exercise of options outstanding...  $       46,780  $       85,792
                                                  --------------  --------------
                                                  --------------  --------------
Average market price of common stock............  $        29.45  $        40.70
                                                  --------------  --------------
                                                  --------------  --------------
Weighted average common shares outstanding......      57,115,655      48,090,616
Issued shares -- exercise of options............       1,863,165       3,377,157
Shares assumed to be repurchased with proceeds
 from exercise..................................      (1,588,539)     (2,108,026)
                                                  --------------  --------------  --------------  --------------
Weighted average shares outstanding (A).........      57,390,281      49,359,747      54,780,162      48,688,221
                                                  --------------  --------------  --------------  --------------
                                                  --------------  --------------  --------------  --------------
Net income (B)..................................  $       38,774  $       21,656  $       49,449  $       93,641
                                                  --------------  --------------  --------------  --------------
                                                  --------------  --------------  --------------  --------------
Earnings per share ((B) divided by (A)).........  $         0.68  $         0.44  $         0.90  $         1.92
                                                  --------------  --------------  --------------  --------------
                                                  --------------  --------------  --------------  --------------
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